Exhibit 4.19

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 2, 2013, among Gavilon, LLC, Gavilon Energy Holdings I, LLC, Gavilon Energy Holdings II, LLC, Gavilon Energy Holdings III, LLC, Gavilon Energy Holdings IV, LLC, Gavilon Energy Logistics, LLC, Gavilon Energy Transportation Holdco, LLC, Gavilon Energy Transport Services, LLC, Gavilon Midstream Energy, LLC, Gavilon Oil Tanks and Terminals, LLC, Gavilon Pipeline and Storage, LLC and Gavilon Shipping and Trading, LLC (collectively, the “Guaranteeing Subsidiaries”), each a subsidiary (or a permitted successor thereof) of NGL Energy Partners LP (“NGL LP”), a Delaware limited partnership, NGL LP, NGL Energy Finance Corp. (“Finance Corp.,” and, together with NGL LP, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 16, 2013 providing for the issuance of 6.875% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.                                      EXECUTION AND DELIVERY.  Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.                                      NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, partner, employee, incorporator, organizer, manager, unitholder or other owner of Capital Stock (as defined in the Indenture) of any Guaranteeing Subsidiary or agent thereof, as such, shall have any liability for any obligations of the Issuers, the Guarantors, or any Guaranteeing Subsidiary or any other Subsidiary of an Issuer providing a Note Guarantee under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.                                      NEW YORK LAW TO GOVERN.  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                      THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

GAVILON, LLC
GAVILON ENERGY HOLDINGS I, LLC
GAVILON ENERGY HOLDINGS II, LLC
GAVILON ENERGY HOLDINGS III, LLC
GAVILON ENERGY HOLDINGS IV, LLC
GAVILON ENERGY LOGISTICS, LLC
GAVILON ENERGY TRANSPORTATION HOLDCO, LLC
GAVILON ENERGY TRANSPORT SERVICES, LLC
GAVILON MIDSTREAM ENERGY, LLC
GAVILON OIL TANKS AND TERMINALS, LLC
GAVILON PIPELINE AND STORAGE, LLC
GAVILON SHIPPING AND TRADING, LLC

By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Chief Financial Officer and Treasurer

ISSUERS:

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings, LLC,
its general partner

By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Chief Financial Officer and Treasurer

NGL ENERGY FINANCE CORP.

By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Senior Vice President, Chief Financial Officer and Secretary

[Signature Page to First Supplemental Indenture]

EXISTING GUARANTORS:

NGL ENERGY OPERATING LLC
NGL SUPPLY, LLC
HICKSGAS, LLC
NGL SUPPLY RETAIL, LLC
NGL SUPPLY WHOLESALE, LLC
NGL SUPPLY TERMINAL COMPANY, LLC
OSTERMAN PROPANE, LLC
NGL-NE REAL ESTATE, LLC
NGL-MA REAL ESTATE, LLC
NGL-MA, LLC

By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Chief Financial Officer and Treasurer

COASTAL PLAINS DISPOSAL #1, L.L.C.
GREENSBURG OILFIELD, LLC
ANTICLINE DISPOSAL, LLC
HIGH SIERRA ENERGY MARKETING, LLC
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
HIGH SIERRA TRANSPORTATION, LLC
HIGH SIERRA CRUDE OIL & MARKETING, LLC
HIGH SIERRA WATER SERVICES, LLC
ANDREWS OIL BUYERS, INC.
THIRD COAST TOWING, LLC
HIGH SIERRA WATER-EAGLE FORD, LLC
PETRO SOURCE TERMINALS, LLC
PECOS GATHERING & MARKETING, L.L.C.
BLACK HAWK GATHERING, L.L.C.
MIDSTREAM OPERATIONS, LLC
HIGH SIERRA SERTCO, LLC
HIGH SIERRA ENERGY OPERATING, LLC
HIGH SIERRA COMPRESSION, LLC
HIGH SIERRA WATER HOLDINGS, LLC
HIGH SIERRA KARNES SWD, LLC
HIGH SIERRA NIXON SWD, LLC
HIGH SIERRA PEARSALL SWD, LLC
HIGH SIERRA CANADA HOLDINGS, LLC
HIGH SIERRA COTULLA SWD, LLC
HIGH SIERRA SWD OPERATOR, LLC
HIGH SIERRA SWD SHARED SERVICES, LLC
HIGH SIERRA WATER PERMIAN, LLC

[Signature Page to First Supplemental Indenture]

LOTUS OILFIELD SERVICES, L.L.C.
CC MARINE, LLC
CIERRA MARINE GP, LLC

By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Chief Financial Officer

HIGH SIERRA ENERGY LP

By:	High Sierra Energy GP, LLC,
its general partner

By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Chief Financial Officer

CIERRA MARINE, L.P.

By:	Cierra Marine GP, LLC,
its general partner

By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Israel Lugo
Name: Israel Lugo
Title: Vice President

[Signature Page to First Supplemental Indenture]